NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact:	P. G. Perez
Corporate Secretary
(936) 637-5267

LUFKIN ANNOUNCES JAY GLICK ELECTED CEO

Lufkin, Texas (Feb. 19, 2008) - Lufkin Industries, Inc. (NASDAQ: LUFK) today announced that its Board of Directors has formally elected John F. “Jay” Glick, President, to the Chief Executive Officer position effective, March 1, 2008.  Mr. Glick, age 55, succeeds Mr. Douglas V. Smith as the CEO.  Mr. Smith, age 65, will retain his position as Chairman of the Board of Directors following his retirement from the Company.  Mr. Glick started with the Company in 1994 and prior to his promotion to the President’s position, served the Company as Vice President and General Manager of the Power Transmission Division and as Vice President and General Manager of the Oilfield Division.  Mr. Glick was elected to the Board of Directors in November of 2007.

Lufkin Industries, Inc. sells and services oil field pumping units, foundry castings, power transmission products and highway trailers throughout the world.  The Company has vertically integrated all vital technologies required to design, manufacture and market its products.